Exhibit 99.1

Brocade Completes Acquisition of Ruckus Wireless

SAN JOSE, Calif.—May 27, 2016—Brocade (NASDAQ: BRCD) today announced that it has completed its acquisition of Sunnyvale, Calif.-based Ruckus Wireless™. This represents an important step in Brocade’s strategic vision to build a pure-play networking company that supports the rapidly evolving requirements of the digital transformation era.

The combination expands the breadth of Brocade’s portfolio of market-leading storage networking and IP networking solutions by adding high-performance wireless hardware and software products. Wireless is a critical access technology for modern New IP network architectures and is a natural extension of Brocade’s advanced offering of fabrics, software-based virtualization, network analytics and mobile networking solutions.

Growth in mobility is driving exponential increases in connected devices and data, and fueling the need for greater analytics capabilities and more pervasive security across the network. The combined company’s expertise and technology leadership in carrier-grade wireless, virtual Evolved Packet Core, mobile edge computing, and network visibility further strengthens the disruptive mobility strategy that Brocade announced in February. It also positions the company to provide differentiated solutions and scale-out capabilities in support of emerging opportunities, such as OpenG™ technology and 5G services, Internet of Things (IoT), and smart cities.

“The combined company will be able to deliver superior focus and speed of innovation and best-in-class solutions spanning the full spectrum of networking,” said Lloyd Carney, Brocade CEO. “Our combined world-class portfolio now provides customers with greater flexibility in meeting today’s infrastructure requirements, including high performance, flexible, secure access networks. We are thrilled to welcome the Ruckus team to Brocade and look forward to working together to help our customers transform their networks into an open platform for business innovation.”

“Together, Ruckus and Brocade create a unique and exemplary leader in networking across the global market,” said Selina Lo, CEO, Ruckus Wireless Business Unit at Brocade. Both companies have pursued a similar vision for modern networks built on open systems, network virtualization and ubiquitous mobility. Our combined product portfolio offers numerous leverage points for continuous integration and innovation in the future. The Ruckus team is excited to join Brocade to drive our roadmap further and to jointly deliver innovative, value-added solutions that fulfill the wired and wireless needs of our customers.”

Exchange Offer Information

The exchange offer to acquire all of the issued and outstanding shares of Ruckus common stock in exchange for $6.45 in cash and 0.75 of a share of Brocade common stock (together with cash in lieu of any fractional share of Brocade common stock) per share, in each case, without interest and less any applicable withholding, expired at

12:00 midnight, Eastern time, at the end of May 26, 2016. The depositary for the exchange offer has informed Brocade that a total of 53,714,146 shares of Ruckus common stock, representing approximately 58.3% of Ruckus’ outstanding shares of common stock, were validly tendered and not validly withdrawn pursuant to the exchange offer. All shares that were validly tendered and not validly withdrawn in the exchange offer have been accepted for payment in accordance with the terms of the exchange offer and applicable law.

Following its acceptance of the shares tendered in the exchange offer, on May 27, 2016, Brocade caused the previously agreed merger of its subsidiary with and into Ruckus, with Ruckus continuing as the surviving corporation. As a result of the merger, Ruckus became a wholly owned subsidiary of Brocade. Under Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), no vote of Ruckus’ stockholders was required to consummate the merger. In connection with the merger, all shares of Ruckus common stock not validly tendered into and accepted in the exchange offer, other than shares of Ruckus common stock with respect to which appraisal rights under the DGCL had been properly exercised and shares of Ruckus common stock owned, directly or indirectly, by Brocade or Ruckus (including shares held as treasury stock or otherwise), were cancelled and converted into the right to receive the merger consideration in the same amounts offered in the exchange offer. As a result of the acquisition, Ruckus shares will cease to be traded on the New York Stock Exchange.

In connection with the exchange offer and the merger, Brocade entered into a Credit Agreement with Wells Fargo Bank, Deutsche Bank AG New York Branch, SunTrust Bank and certain other lenders. Pursuant to the Credit Agreement, the lenders have provided Brocade with a term loan facility of $800 million, the proceeds of which are being used to finance a portion of the exchange offer and the merger, and a revolving credit facility of $100 million, which is available to finance ongoing working capital requirements and other general corporate purposes of Brocade. The proceeds of both the term loan facility and the revolving credit facility may also be used to finance the repurchase of Brocade shares following the consummation of the exchange offer and the merger.

About Brocade

Brocade (NASDAQ: BRCD) networking solutions help the world’s leading organizations turn their networks into platforms for business innovation. With solutions spanning public and private data centers to the wireless network edge, Brocade is leading the industry in its transition to the New IP network infrastructures required for today’s era of digital business. (www.brocade.com)

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to statements of the plans, strategies and objectives of Brocade for future operations; statements concerning the expected development, performance, market share or competitive performance relating to Brocade’s products and services; statements about expected synergies and market opportunities; statements regarding anticipated operational and financial results; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include, but are not limited to: the effect on Brocade of increasing market competition and changes in the industry; the impact on Brocade of conditions in the market for Storage Area Networking products; Brocade’s ability to execute on its sales strategy and plans for future operations; the impact on Brocade of macroeconomic trends and events and changes in IT spending levels; Brocade’s ability to introduce and achieve market acceptance of new products and support offerings on a timely basis; risks associated with Brocade’s international operations; integration and other risks associated with acquisitions, divestitures and strategic investments, including the Ruckus acquisition; the ability of Brocade to successfully integrate Ruckus’ operations; the ability of Brocade to achieve its plans, forecasts and other expectations with respect to Ruckus’ business and realize expected synergies; business disruptions following the completion of the acquisition; and other risks described in more detail in Brocade’s Form 10-Q for the fiscal quarter ended January 30, 2016, and in Brocade’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015. The forward-looking statements included in this press release are made only as of the date hereof, and Brocade does not assume any obligation to update or revise any such forward-looking statements whether as the result of new developments or otherwise.

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© 2016 Brocade Communications Systems, Inc. All Rights Reserved.

Brocade, Brocade Assurance, the B-wing symbol, ClearLink, DCX, Fabric OS, HyperEdge, ICX, MLX, MyBrocade, OpenScript, VCS, VDX, Vplane, and Vyatta are registered trademarks, and Fabric Vision is a trademark of Brocade Communications Systems, Inc., in the United States and/or in other countries. Ruckus, Ruckus Wireless and OpenG are trademarks of Ruckus Wireless, Inc. in the United States and other countries.Other brands, products, or service names mentioned may be trademarks of others.

Brocade Contacts
Media Relations	Investor Relations
Ed Graczyk	Michael Iburg
408.333.1836	408.333.0233
egraczyk@brocade.com	miburg@brocade.com